Exhibit 99.1

News Release

CONTACT: Investor Relations
Taylor Morrison Home Corporation
(480) 734-2060
investor@taylormorrison.com

Taylor Morrison Reports Third Quarter Revenue of $796 Million and Earnings per Share of $0.37

•	Net sales orders increased 18% from the prior year quarter to 1,635

•	Average community count grew 29% from the prior year quarter to 276 average communities

•	Home closings revenue was $779 million, a 27% increase from the prior year quarter

•	Net income for the quarter was $46 million and earnings per share was $0.37

•	Home closings gross margin was 21.2% adjusted for capitalized interest and 18.4% on a GAAP basis

SCOTTSDALE, Ariz., November 4, 2015 — Taylor Morrison Home Corporation (NYSE:TMHC) today reported third quarter total revenue of $796 million, net income of $46 million and earnings per share of $0.37.

“We entered the third quarter with significant momentum - specifically following the acquisition of our three new divisions - and I’m proud that we were able to continue to perform remarkably well by closing the quarter having met or exceeded our guidance in every metric,” said Taylor Morrison’s President and CEO, Sheryl Palmer. “I’m encouraged by the long-term market fundamentals, which continue to support a positive and sustained trajectory in our industry. Although conditions may vary market-by-market and quarter-by-quarter on both a micro and macroeconomic level, we believe that these issues are manageable, that concerns over labor constraints will subside over time, and that the strength of the underlying market fundamentals will emerge as we look to the end of the year and into 2016.”

3rd Quarter 2015 Key Business Highlights

•	Average community count increased 29% from the prior year quarter to 276 average communities

•	Net sales orders increased over 18% to 1,635

•	Home closings increased 28% to 1,700

•	Backlog of homes under contract at the end of the quarter was 3,560 units, with a sales value of $1.6 billion

•	Cancellations as a percentage of gross sales orders were 15%, compared to 14% in the prior year quarter

•	Average price of homes closed was $458,000

•	Average monthly absorption pace per community was 2.0 for the quarter

•	Mortgage operations reported gross profit of $4.4 million on revenue of $11.3 million

Quarterly Financial Comparison*
($ millions)
	Q3 2015	Q3 2014	Q3 2015 vs. Q3 2014
Total Revenue	$796	$629	26.6%
Home Closings Revenue	$779	$616	26.5%
Home Closings Gross Margin	$143 18.4%	$127 20.7%	12.4 (23	% 0) bps
Adjusted Home Closings Gross Margin	$165 21.2%	$143 23.2%	15.4 (200	% ) bps
SG&A % of Home Closings Revenue	$79 10.1%	$61 9.8%	29.5 30 bps increase	%

*	Excludes discontinued operations in Q3 2014.

The Company ended the quarter with homebuilding inventories of $3.1 billion and 4,525 homes in inventory, compared to 3,701 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of 2,699 sold units, 412 model homes and 1,414 inventory units, of which 384 were finished. The Company owned or controlled approximately 43,000 lots at September 30, 2015. Unrestricted cash at the end of the third quarter was approximately $158 million.

Full Year 2015 Business Outlook

•	Average community count – expected to be between 255 to 265

•	Home closings – expected to be between 6,300 and 6,500

•	Adjusted home closings gross margin – expected to be in the low to mid 21% range

•	SG&A – expected to be about 10%

•	Income from unconsolidated joint ventures – expected to be between $2 million and $3 million

•	Land and development spend – expected to be approximately $1 billion (without giving effect to recently acquired markets)

•	Effective tax rate – expected to be between 33% and 35%

Earnings Webcast

A public webcast to discuss the third quarter 2015 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1(800)708-4539 and the confirmation number is 40977483. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE:TMHC) is a leading national homebuilder and developer based in Scottsdale, Arizona and operates under two well-established brands, Taylor Morrison and Darling Homes. Taylor Morrison builds and develops distinctive communities from coast to coast, serving a wide array of homeowners and aimed mainly at first-time, move-up, luxury and 55 or better customers. Darling Homes builds communities in Texas primarily catering to move-up and luxury homebuyers seeking a personalized building experience.

For more information about Taylor Morrison and Darling Homes please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; our ability to successfully integrate acquired assets and businesses; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Home closings revenue, net	$779,190	$615,736	$1,955,170	$1,653,890
Land closings revenue	5,782	5,027	22,712	19,919
Mortgage operations revenue	11,316	8,433	28,794	22,870

Total revenues	796,288	629,196	2,006,676	1,696,679

Cost of home closings	635,935	488,250	1,594,691	1,304,595
Cost of land closings	3,919	3,938	13,152	15,759
Mortgage operations expenses	6,962	5,057	18,120	13,641

Total cost of revenues	646,816	497,245	1,625,963	1,333,995

Gross margin	149,472	131,951	380,713	362,684

Sales, commissions and other marketing costs	53,482	41,432	136,724	114,362
General and administrative expenses	25,264	19,114	70,171	57,579
Equity in loss/(income) of unconsolidated entities	120	(1,231)	(1,408)	(3,468)
Interest (income) expense, net	(33)	345	(165)	1,127
Other expense, net	2,393	3,241	11,625	10,570
Loss on extinguishment of debt	—	—	33,317	—
Gain on foreign currency forward	—	—	(29,983)	—

Income from continuing operations before income taxes	68,246	69,050	160,432	182,514
Income tax provision	22,452	19,541	54,434	50,602

Net income from continuing operations	45,794	49,509	105,998	131,912
Discontinued operations:
Income from discontinued operations	—	23,970	—	44,543
Transaction expenses from discontinued operations	—	—	(9,043)	—
Gain on sale of discontinued operations	—	—	80,205	—
Income tax expense from discontinued operations	—	(7,304)	(14,500)	(13,485)

Net income from discontinued operations	—	16,666	56,662	31,058

Net income before allocation to non-controlling interests	45,794	66,175	162,660	162,970
Net income attributable to non-controlling interests - joint ventures	(138)	(47)	(1,427)	(386)

Net income before non-controlling interests - Principal Equityholders	45,656	66,128	161,233	162,584
Net income from continuing operations attributable to non-controlling interests - Principal Equityholders	(33,312)	(36,122)	(76,470)	(96,308)
Net income from discontinued operations attributable to non-controlling interests - Principal Equityholders	—	(12,160)	(41,381)	(22,682)

Net income available to Taylor Morrison Home Corporation	$12,344	$17,846	$43,382	$43,594

Earnings per common share - basic:
Income from continuing operations	$0.37	$0.40	$0.85	$1.07
Income from discontinued operations - net of tax	$—	$0.14	$0.46	$0.26

Net income available to Taylor Morrison Home Corporation	$0.37	$0.54	$1.31	$1.33

Earnings per common share - diluted:
Income from continuing operations	$0.37	$0.40	$0.85	$1.07
Income from discontinued operations - net of tax	$—	$0.14	$0.46	$0.26

Net income available to Taylor Morrison Home Corporation	$0.37	$0.54	$1.31	$1.33

Weighted average number of shares of common stock:
Basic	33,122	32,956	33,088	32,896
Diluted	122,458	122,338	122,412	122,345

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Cash and cash equivalents	$158,279	$234,217
Restricted cash	1,280	1,310
Real estate inventory:
Owned inventory	3,127,510	2,511,623
Real estate not owned under option agreements	1,683	6,698

Total real estate inventory	3,129,193	2,518,321
Land deposits	35,356	34,544
Mortgage loans held for sale	104,094	191,140
Prepaid expenses and other assets, net	118,220	89,210
Other receivables, net	128,131	85,274
Investments in unconsolidated entities	126,359	110,291
Deferred tax assets, net	252,341	258,190
Property and equipment, net	5,821	5,337
Intangible assets, net	4,896	5,459
Goodwill	57,698	23,375
Assets of discontinued operations	—	576,445

Total assets	$4,121,668	$4,133,113

Liabilities
Accounts payable	$164,253	$122,466
Accrued expenses and other liabilities	203,833	200,556
Income taxes payable	30,775	50,096
Customer deposits	101,997	70,465
Senior notes	1,250,000	1,388,840
Loans payable and other borrowings	145,589	147,516
Revolving credit facility borrowings	230,000	40,000
Mortgage warehouse borrowings	74,128	160,750
Liabilities attributable to consolidated option agreements	1,683	6,698
Liabilities of discontinued operations	—	168,565

Total liabilities	$2,202,258	$2,355,952

Stockholders’ Equity
Total stockholders’ equity	1,919,410	1,777,161

Total liabilities and stockholders’ equity	$4,121,668	$4,133,113

Homes Closed:	Three Months Ended September 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,100	$473,243	800	$341,038
West	600	305,947	531	274,698

Total	1,700	$779,190	1,331	$615,736

Net Sales Orders:	Three Months Ended September 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	1,016	$402,606	938	$385,937
West	619	306,149	446	247,642

Total	1,635	$708,755	1,384	$633,579

Sales Order Backlog:	As of September 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,390	$1,058,329	2,111	$978,999
West	1,170	581,268	813	494,671

Total	3,560	$1,639,597	2,924	$1,473,670

Average Active Selling Communities:	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
East	202	159	196	148
West	74	55	72	53

Total	276	214	268	201

Average Selling Price of Homes Closed:	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2015	2014	2015	2014
East	$430	$426	$433	$413
West	510	517	516	513

Total	$458	$463	$461	$450

Homes Closed:	Nine Months Ended September 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,802	$1,212,239	2,301	$949,494
West	1,441	742,931	1,374	704,396

Total	4,243	$1,955,170	3,675	$1,653,890

Net Sales Orders:	Nine Months Ended September 30,
	2015		2014
(Dollars in thousands)	Homes	Value	Homes	Value
East	3,224	$1,315,176	2,868	$1,182,247
West	2,017	982,968	1,565	859,467

Total	5,241	$2,298,144	4,433	$2,041,714

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin and our net income and adjusted EBITDA. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on home closings gross margin, excluding impairments, if any, and capitalized interest amortization. Adjusted EBITDA is a non-GAAP financial metric that measures performance by adjusting net income from continuing operations to exclude interest, income taxes, depreciation and amortization, and non-cash compensation expenses. Management uses these non-GAAP measures to evaluate our performance on a consolidated basis as well as the performance of our regions. In the future we may include additional adjustments in the above described non-GAAP financial measures, to the extent we deem them appropriate and useful to management and investors.

We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized. We believe adjusted EBITDA provides useful information to investors regarding our results of operations for similar reasons and also because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or non-recurring items.

These measures are considered non-GAAP financial measures and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Home Closings Gross Margin Reconciliation — Continuing Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2015	2014	2015	2014
Home closings revenue	$779,190	$615,736	$1,955,170	$1,653,890
Cost of home closings	635,935	488,250	1,594,691	1,304,595

Home closings gross margin	143,255	127,486	360,479	349,295

Capitalized interest amortization	21,886	15,227	58,603	39,715

Adjusted home closings gross margin	$165,141	$142,713	$419,082	$389,010

Home closings gross margin as a percentage of home closings revenue	18.4%	20.7%	18.4%	21.1%
Adjusted home closings gross margin as a percentage of home closings revenue	21.2%	23.2%	21.4%	23.5%

Adjusted EBITDA Reconciliation

	Three Months Ended September 30,
(Dollars in thousands)	2015	2014
Net income from continuing operations	$45,794	$49,509
Interest expense (income), net	(33)	345
Amortization of capitalized interest	21,886	15,227
Income tax provision	22,452	19,541
Depreciation and amortization	1,075	1,015

EBITDA	$91,174	$85,637
Non-cash compensation expense	2,127	1,507

Adjusted EBITDA	$93,301	$87,144